Exhibit 7
       SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Ohio Tax Exempt Income Fund - Class A Shares
Fiscal period ending:  May 31, 1998
Inception date (if less than 10 years of performance):  10/23/89


                          TOTAL RETURN

Formula   -    Average Annual Total Return:  ERV = P(1+T)^n

N    =    Number of Time Periods        1 Year    5 Years   10
Years*

P    =    Initial Investment       $1,000    $1,000    $1,000

ERV  =    Ending Redeemable Value       $1,031    $1,264
$1,744

T    =    Average Annual Total Return   3.18%          4.81%
6.68%*

          *Life of fund, if less than 10 years


                              YIELD

Formula:

          Interest + Dividends - Expenses
     2 (---------------- +1)(6) -1
          POP x Average shares


Interest and Dividends             $852,687

Expenses                      $75,703

Reimbursement                 $0.00

Average shares                20,097,992

NAV                           $9.26

Sales Charge                  4.75%

POP                           $9.72

Yield at POP                  4.82%



                  TAX - EXEMPT EQUIVALENT YIELD

Formula:            30 day yield
               ---------------          =    TAX EQUIVALENT YIELD
               1 - (Highest Individual Tax Rate)
4.82 / (1 - 42.72%) = 8.60%


Fund name:  Ohio Tax Exempt Income Fund - Class B Shares
Fiscal period ending:  May 31, 1998
Inception date (if less than 10 years of performance):  07/15/93


                          TOTAL RETURN

Formula   -    Average Annual Total Return:  ERV = P(1+T)^n

N    =    Number of Time Periods        1 Year    5 Years   10
Years*

P    =    Initial Investment       $1,000    $1,000    $1,000

ERV  =    Ending Redeemable Value       $1,026    $1,262
$1,716

T    =    Average Annual Total Return   2.65%          4.78%
6.48%*

          *Life of fund, if less than 10 years


                              YIELD

Formula:

          Interest + Dividends - Expenses
     2 (---------------- +1)(6) -1
          POP x Average shares


Interest and Dividends             $243,850

Expenses                      $50,024

Reimbursement                 $0.00

Average shares                5,754,921

NAV                           $9.25

Maximum Contingent Deferred
     Sales Charge             5.0%

Yield at NAV                  4.41%


                  TAX - EXEMPT EQUIVALENT YIELD

Formula:            30 day yield
               ---------------          =    TAX EQUIVALENT YIELD
               1 - (Highest Individual Tax Rate)
4.41 / (1 - 42.72%) = 7.87%


Fund name:  Ohio Tax Exempt Income Fund - Class M Shares
Fiscal period ending:  May 31, 1998
Inception date (if less than 10 years of performance):  04/03/95


                          TOTAL RETURN

Formula   -    Average Annual Total Return:  ERV = P(1+T)^n

N    =    Number of Time Periods        1 Year    5 Years   10
Years*

P    =    Initial Investment       $1,000    $1,000    $1,000

ERV  =    Ending Redeemable Value       $1,044    $1,266
$1,714

T    =    Average Annual Total Return   4.42%          4.83%
6.47%*

          *Life of fund, if less than 10 years


                              YIELD

Formula:

          Interest + Dividends - Expenses
     2 (---------------- +1)(6) -1
          POP x Average shares


Interest and Dividends             $10,161

Expenses                      $1,409

Reimbursement                 $0.00

Average shares                239,491

NAV                           $9.26

Sales Charge                  %3.25

POP                           $9.57

Yield at POP                  4.63%


                  TAX - EXEMPT EQUIVALENT YIELD

Formula:            30 day yield
               ---------------          =    TAX EQUIVALENT YIELD
               1 - (Highest Individual Tax Rate)


4.63 / (1 - 42.72%) = 8.26%